Exhibit 10.19

Sears Holdings Management Corporation	Sears Hometown and Outlet Stores, Inc.
3333 Beverly Road	3333 Beverly Road
Hoffman Estates, IL 60179	Hoffman Estates, IL 60179

August 20, 2012

Charles J. Hansen

2020 Knollwood Road

Lake Forest, IL 60045

Dear Charles,

On behalf of Sears Hometown and Outlet Stores, Inc. (“SHO”), we are pleased to extend to you our offer to be Vice President and General Counsel of SHO, effective as of the effective date of the spin-off of SHO (“Spin-off”). In this position you will report to Bruce Johnson, Chief Executive Officer and President of SHO. This letter restates and amends the terms of the July 17, 2012 offer letter, to which amendments you and SHC have mutually hereby agreed. This restated offer letter serves is contingent upon the completion of the Spin-off.

The key elements of your compensation package are as follows:

•

Upon the Spin-off, you will become an employee of Sears, Roebuck and Co. (“SRC”) for the duration of a leasing period between SRC and SHO, after which you will be transferred to and become an employee of SHO.

•	Annual Base Salary - $410,000.

•	Annual Incentive Plans

•

With respect to your participation under the Sears Holdings Corporation Annual Incentive Plan (“SHC AIP) for the 2012 fiscal year, upon the Spin-off, your participation in the 2012 SHC AIP will transition to a new annual incentive plan sponsored by Sears Holdings Corporation (“SHC”) for SRC associates supporting SHO as follows:

•

For the 1st and 2nd fiscal quarters of 2012, the portion of your target incentive award that is based on the quarterly SHC EBITDA measure (25%) will be determined based on year-to-date results. The performance at the end of these two quarters will be compared to the plan goals and if any payout has been earned, it will be paid to you under the new Annual Incentive Plan for Associates Supporting Sears Hometown and Outlet Stores, Inc. (“SHO AIP”) for the 2012 fiscal year in April 2013, provided that you are actively employed by SRC as of the payment date (or by SHO if your transfer of employment to SHO has occurred by then). The SHC EBITDA gate will continue to need to be attained before any payout is earned. The quarterly SHC EBITDA measure will not be a component of your 2012 annual incentive for the 3rd and 4th fiscal quarters of 2012. Instead, the 25% weighted incentive based on the quarterly SHC EBITDA measure for the 3rd and 4th fiscal quarters of 2012 will be converted to a new measure of SHO EBITDA under the 2012 SHO AIP.

•

For the 1st and 2nd fiscal quarters of 2012, the annual portion of your target incentive that is currently based on the SHC Support Plan (25% SHC EBITDA and 50% Operating BU AIP performance), will be converted to a new measure of SHO EBITDA under the 2012 SHO AIP.

•	You will be eligible to participate in the Annual Incentive Plan for Associates Supporting Sears Hometown and Outlet Stores, Inc. (SHO AIP) with an annual incentive opportunity of 50% of

Charles J. Hansen

August 20, 2012

your base salary. In addition to the quarterly SHC EBITDA measure explained above, the annual portion of your 2012 target incentive based on 25% SHC EBITDA and 50% SHC Operating BU AIP performance will be converted to 100% SHO EBITDA upon the Spin-off.

•

SHO AIP EBITDA targets and thresholds will be based on the valuation and profit conversion of combined SHC HTS and Outlet BOPs. Final 2012 targets and thresholds for the SHO AIP will be approved by SHO Board of Directors.

•

Any incentive payable under the SHO AIP with respect to a fiscal year will be paid by April 15th of the following fiscal year, provided that you are actively employed by SHC as of the payment date (or by SHO if your transfer of employment to SHO has occurred by then). Payouts will be pro-rated pending actual date of Spin-off. Further details regarding your 2012 SHO AIP target award will be provided to you following the approval of the 2012 SHO AIP.

•

After SRC associates supporting SHO are transferred to and become employees of SHO, you will be eligible to participate in the annual incentive plan sponsored by SHO with the same annual incentive opportunity of 50% of your base salary.

•	Long-Term Incentive Plans

•

Participation in the Long-Term Incentive Program for Executives Supporting Sears Hometown and Outlet Stores, Inc. (“SHO LTIP”). You will first become eligible to participate in a SHO LTIP starting with the 2012 SHO LTIP when finalized and approved. 2012 targets and thresholds under the SHO LTIP will be based on SHO 3-year valuation and profit projections and approved by the SHO Board of Directors. Further details regarding your 2012 target award under the SHO LTIP will be provided to you following the approval of the 2012 SHO LTIP. SHO, like SHC, intends to provide annual LTIP awards to its executives.

•

With respect to your participation in the outstanding Sears Holdings Corporation Long-Term Incentive Program (“SHC LTIP”), you currently participate in the 2010 and 2011 SHC LTIP with a target incentive percentage of 50% of base salary (at the time of the LTIP award). Upon the Spin-off, your participant in this program will transition as follows:

•

Your participation under the 2010 and 2011 SHC LTIP will be closed out as of the effective date of the Spin-off and any incentive that may become payable (as explained below) will be payable under the SHO LTIP. The SHO LTIP will be assigned to and assumed by SHO upon the transfer of SRC associates supporting SHO from SRC to SHO.

•

For the 2010 SHC LTIP, performance to date from fiscal year 2010 through the 2nd fiscal quarter end of 2012 will be determined and based on year-to-date results. If any incentive has been earned, it will be payable to you under the SHO LTIP in April 2013, in accordance with the terms of the SHO LTIP (which will have terms substantially similar to the SHC LTIP).

•

For the 2011 SHC LTIP, performance to date from fiscal year 2011 through the 2nd fiscal quarter end of 2012 will be determined and based on year-to-date results. If any incentive has been earned, it will be payable to you under the SHO LTIP by SHO in April 2014, in accordance with the terms of the SHO LTIP (which will have terms substantially similar to the SHC LTIP).

•	Any payout of these amounts will be pro-rated based on the number of eligible days worked at SHC and SHO, as applicable, during the performance period for each LTIP.

Charles J. Hansen

August 20, 2012

•	After SRC associates supporting SHO are transferred to and become employees of SHO, you will be eligible to participate in the long-term incentive program sponsored by SHO.

•	Executive Severance Agreement

•

As required, you have signed an Executive Severance Agreement (“Agreement”). If your employment with SHC or SHO is terminated by SHC or SHO (other than for Cause, death or Disability) or by you for Good Reason (as such capitalized terms are defined in the Agreement), you will receive six (6) months of salary continuation, based on your base salary at the time of termination, subject to mitigation. Under the Agreement, you agree, among other things, not to disclose confidential information and for twelve (12) months following termination of employment not to solicit employees. You also agree not to aid, assist or render services for any “Sears Competitor” or “Sears Vendor” (as such terms are defined in the Agreement) for six (6) months following termination of employment. The non-disclosure, non-solicitation, non-compete and non-affiliation provisions apply regardless of whether you are eligible for severance benefits under this Agreement. This Agreement with SHC will be assigned to and assumed by SHO effective as of the transfer of your employment to SHO in accordance with Section 20 of the Agreement. A copy of your fully executed Agreement is enclosed for your information.

•	Other

•

On a fiscal year basis, you will continue to be eligible to receive four (4) weeks paid vacation. Added to this, you will qualify for six (6) paid National Holidays each year. You also will be eligible for up to four (4) personal days per year.

•

Upon the Spin-off and transfer of your employment to SRC, you will continue to be eligible to participate in all retirement, health and welfare programs made available or sponsored by SHC on a basis no less favorable than other executives at your level supporting SHO, in accordance with the applicable terms, conditions and availability of those programs. SHO intends to sponsor or make available substantially similarly benefit programs upon your transfer of employment to SHO.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Charles J. Hansen

August 20, 2012

Charles, we are excited about the important contributions you will make to this new independent, public company upon the Spin-off and look forward to your acceptance of our restated offer. If you need additional information or clarification, please call.

This offer will expire if not accepted within one week from the date of this letter. Please note that effective as of your transfer of employment to SHO, this restated offer letter (subject to any amendments as of such date) shall be assigned to and assumed by SHO.

Sincerely,

Sears Holdings Management Corporation	Sears Hometown and Outlet Stores, Inc.

/s/ Dean Carter	/s/ William Bruce Johnson
Dean Carter Chief Human Resources Officer	William Bruce Johnson Chief Executive Officer and President, SHO

Enclosure

Accepted:

/s/ Charles J. Hansen	8/20/12
Charles J. Hansen	Date